SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report                      August 26, 1999
(Date of earliest event reported)  (August 26, 1999)

CTC COMMUNICATIONS CORP.
(Exact name of registrant as specified in its charter)
          Massachusetts                0-13627         04-2731202
       (State or other jurisdiction (Commission         (IRS Employer
         of incorporation)          File Number)    Identification No.)

          220 Bear Hill Rd., Waltham, Massachusetts         02451
        (Address of principal executive offices)          (Zip Code)

                               (781) 466-8080
 (Registrant's telephone number including area code)

 (Former name or former address if changed since last report)


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Item 5.  Other Events

On August 26, 1999, the Registrant issued the following press release:

"CTC Communications and Cisco Systems Announce Collaboration for New World ATM And IP+ATM Services

WALTHAM, Mass.--Aug. 26, 1999--CTC Communications Corp. (NASDAQ:CPTL) and Cisco Systems, Inc. (NASDAQ:CSCO), the worldwide leader in networking for the Internet, today announced the signing of a three year Alliance Agreement between the Companies. The Agreement provides for joint product and applications development, interoperability and field testing, and joint marketing of Cisco Powered Network services to CTC Customers. The alliance will result in the rapid deployment of fully tested new products and applications based on Cisco's New World network technologies.

Kevin Kennedy, senior vice president of Cisco's Service Provider Line of Business stated, "This alliance will foster the development of new service offerings, which will continue to demonstrate and promote the value of Cisco Powered Networks TM. CTC 's technical expertise coupled with its business market and customer service will contribute significantly to the rapid development of value added network services based on Cisco's industry-leading technology solutions. This alliance will accelerate the realization of a New World communications infrastructure".

Robert Fabbricatore, Chairman and CEO of CTC stated, "Our Cisco Powered Network is performing extremely well, beta customer testing is close to complete and there will be 50 customer locations on network by the end of September and 200 by the end of 1999. Customer acceptance of this state-of-the-art network is underscored by the fact that CTC is more than fully subscribed for its 50 customer location target for September and is currently signing ICN (Integrated Communications Network) service contracts for the fourth quarter of 1999. As CTC looks to the future, it is clear that Cisco is a forward looking Company with exceptional capability to lead the Industry in providing networking solutions for the rapidly converging voice, data, Internet and video markets. CTC shares Cisco's vision of a New World communications infrastructure and through this alliance, will stay on the forefront of technology and applications developments that equip our Cisco ATM and IP+ATM network to provide cost effective and value added solutions for all telecommunications needs. CTC is proud to be recognized by Cisco as a key contributor to this infrastructure evolution and its integration with business customer needs and applications."

Frederic Kunzi, CTC's Chief Technology Officer stated, "This alliance will help CTC deploy and deliver convergent broadband data, voice, video and Internet services to the business market arena with technically sound and profitable products and services. Through this alliance, CTC will be involved in the design, development and implementation of future data, voice, video and Internet services and applications. The alliance will enable CTC to quickly and efficiently test and implement class-4 and class-5 switching capabilities on its Integrated Communications Network infrastructure".

Mr. Kunzi continued, "This is a reciprocal agreement with CTC participating in Cisco initiated early product releases and Cisco participating in CTC initiated strategic development projects. This alliance will facilitate CTC's ongoing optimization of investment in network facilities and maximization of margins by providing on-net, value added, technology based solutions to our medium to larger-size business customers".

    About CTC Communications

CTC is a rapidly growing provider of integrated communications solutions to medium and larger size business customers in the Northeast U.S. It provides an extensive array of voice and data services including local, long distance, frame relay, Internet access and other advanced data services. The Company markets its services through its 263 member sales and service representatives located in 25 branch offices throughout Maine, New Hampshire, Vermont, Massachusetts, Rhode Island, Connecticut, New York and Maryland. Company headquarters are in Waltham, Massachusetts and CTC can be found on the worldwide web at www.ctcnet.com

    About Cisco Systems

Cisco Systems, Inc. (NASDAQ: CSCO) is the worldwide leader in networking for the Internet. News and information are available at http://www.cisco.com.

Cisco, Cisco IOS, Cisco Systems and the Cisco Systems logo are registered trademarks of Cisco Systems, Inc. in the U.S. and other countries. All other trademarks mentioned in this document are the property of their respective owners.

The statements in this press release that relate to future plans, events or performance are forward-looking statements that involve risk and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. Readers are, accordingly, cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date hereof. Additional information about these risks and uncertainties is set forth in the Company's most recent report on Form 10-Q. CTC undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect results, events or circumstances after the date hereof.

CONTACT: CTC Communications Corp.
John D. Pittenger, 781/466-1302
or
Cisco Systems, Inc.
Mary Thurber,408/526-8893
mthurber@cisco.com
or
Gayle Uchida, 408/525-7861
guchida@cisco.com"

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  CTC COMMUNICATIONS CORP.
                                         (Registrant)
                                  By: /s/ John D. Pittenger
                                         John D. Pittenger,
                                   Executive Vice President,
                                   Finance and Administration
August 26, 1999